UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2017

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01         Entry into a Material Definitive Agreement

555 North Research Place, Central Islip, New York

As previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2017, CVD Equipment Corporation (the “Company’) entered into an Agreement of Purchase and Sale (the “Agreement”) with Creative Bath Products, Inc. for the purchase (the “Transaction”) by the Company of the premises located at 555 North Research Place, Central Islip, New York 11722 (the “Premises”).  Thereafter, in accordance with the terms of the Agreement, on November 22, 2017, the Company assigned the Agreement to its newly formed wholly-owned subsidiary, 555 N Research Corporation (the “Assignee”). On November 30, 2017, the Assignee closed the purchase of the Premises and entered into a series of related agreements with the Town of Islip Development Agency (the “Islip IDA”), for the purpose of providing the Company with certain real estate abatements in connection with the acquisition of the Premises, and sales tax abatements in connection with the planned acquisition of certain equipment and fixtures to be utilized at the Premises. In connection with the Transaction, the Company and Assignee, and the Islip IDA entered into an Agency Compliance Agreement, Company Lease Agreement, Equipment Lease Agreement, and Lease and Project Agreement (collectively, the “Acquisition Agreements”).

On November 30, 2017, Assignee and Islip IDA, entered into a Fee and Leasehold Mortgage and Security Agreement (“the Loan”) with HSBC Bank USA, N.A. (the “Bank”) in the amount of $10,387,500, which was used to finance a portion of the purchase price to acquire the Premises. The Loan was evidenced by that certain Note, dated November 30, 2017 (the “Note”), by and between Assignee and the Bank, and secured by a certain Fee and Leasehold Mortgage and Security Agreement, dated November 30, 2017 (the “Mortgage”), as well as a collateral Assignment of Leases and Rents (“Assignment of Leases”). The Mortgage has been or will be recorded against the Premises in the Office of the Clerk of Suffolk County, New York.

The Loan is payable in 60 consecutive equal monthly installments of $62,480.84 including interest. The Loan shall bear interest for each Interest Period (as defined in the Note), at the fixed rate of 3.9148%. The maturity date for the Note is December 1, 2022.

As a condition of the Bank making the Loan, the Company was required to guaranty Assignee’s obligations under the Loan pursuant that certain Unlimited Guaranty, dated November 30, 2017 (the “Guaranty”).

355 South Technology Drive, Central Islip, New York

The Company is currently subleasing its manufacturing facility located at 355 South Technology Drive, Central Islip, New York (the “Existing Facility”) from its wholly-owned subsidiary, FAE Holdings 411519R, LLC (FAE”). FAE leases the Existing Facility from the Islip IDA pursuant to that certain Lease Agreement, dated as of March 1, 2012. Pursuant to an Amended and Restated Lease and Project Agreement, and Sublease Agreement dated November 1, 2017, the Islip IDA has agreed to an extension of the lease term and the property tax abatements granted on the Existing Facility. In connection therewith, the Company entered into an Amended and Restated Agency Compliance Agreement with the Islip IDA (the “Amended Compliance Agreement”) and an Amended Sublease Agreement with FAE (the “Amended Sublease”).

The foregoing is a summary of the material terms of the Transaction and the related transactions described above, and is qualified in its entirety by reference to and full text of the Acquisition Agreements, Loan, the Note, the Mortgage, the Assignment of Leases, the Guaranty, the Amended and Restated Lease and Project Agreement and the Sublease Agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

On December 6, 2017, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.01         Completion of Acquisition and Disposition of Assets

The discussion in Item 1.01 above is incorporated herein by reference in its entirety.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits.     The following exhibit is filed as part of this Report on form 8-K

Exhibit No.        Description of Exhibit

99.1                              Press Release dated December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 6, 2017

CVD EQUIPMENT CORPORATION

By:	/s/ Leonard A. Rosenbaum
Name:	Leonard A. Rosenbaum
Title:	Chairman, President and Chief Executive Officer